CONSULTING AGREEMENT

1462869 Ontario Inc. - Terry Wheeler

Exhibit 10.11 Consulting Agreement 1462869 Ontario Inc. May 1, 2005

This Consulting Agreement (this "AGREEMENT") is made and entered into as of May 1, 2005, by and between Identica Corp. (the "COMPANY"), and 1462869 Ontario Inc.  ("CONSULTANT").

1.

ENGAGEMENT AND RESPONSIBILITIES

a.

Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages Consultant as a consultant, and Consultant hereby accepts such engagement.

b.

Consultant hereby agrees that all duties and responsibilities of Consultant set forth in this Agreement shall be performed by Mr. Terry Wheeler ("Wheeler").

c.

Wheeler shall have the title of President of Identica Corp.

d.

Wheeler shall devote all of his business time, energy and efforts to the business of the Company and will use his best efforts and abilities faithfully and diligently to promote the Company's business interests.  Wheeler's duties and responsibilities shall be those incident to those which are normally and customarily vested in the office of President of a corporation. In addition, Wheeler's duties shall include those duties and services for the Company and its affiliates as the Board shall, in its sole and absolute discretion, from time to time reasonably direct which are not inconsistent with Wheeler's position described in Section 1(c).  Notwithstanding the foregoing, but subject to Section 1(e) of this Agreement, Wheeler shall be permitted to manage his personal investments.

e.

For so long as Consultant is engaged by the Company, neither Consultant nor Wheeler shall, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 5% of the issued and outstanding stock of a publicly held corporation), corporate officer or director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company Group, as such businesses are now or hereafter conducted.

2.

DEFINITIONS

"BOARD" shall mean the Board of Directors of the Company.

"COMPANY GROUP" shall mean the Company and each Person that the Company directly or indirectly Controls.

"CONTROL" shall mean, with respect to any Person, (i) the beneficial ownership of more than 50% of the outstanding voting securities of such Person, or (ii) the power, directly or indirectly, by proxy, voting trust or otherwise, to elect a majority of the outstanding directors, trustees or other managing persons of such Person.

 "DISABILITY," with respect to Wheeler, shall mean that, for physical or mental reasons, Wheeler is unable to perform the essential functions of his duties under this Agreement for 60 consecutive days, or 90 days during any one six month period. Wheeler agrees to submit to a reasonable number of examinations by a medical doctor advising the Company as to whether he shall have suffered a disability and Wheeler hereby authorizes the disclosure and release to the Company and its agents and representatives all supporting medical records. If Wheeler is not legally competent, his legal guardian or duly authorized attorney-in-fact will act in his stead for the purposes of submitting him to the examinations, and providing the authorization of disclosure.

 "FOR CAUSE" shall mean, in the context of a basis for termination of Consultant's engagement with the Company, that:

a.

Consultant breaches any obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 15 days of written notice thereof from the Company (except for breaches of Sections 1(e), 6 or 7 of this Agreement, which cannot be cured and for which the Company need not give any opportunity to cure); or

Identica Corp. - Confidential

CONSULTING AGREEMENT

1462869 Ontario Inc. - Terry Wheeler

b.

Wheeler commits any act of personal dishonesty, fraud, embezzlement, breach of fiduciary duty or trust against the Company Group; or

c.

Wheeler is indicted for, or convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable provincial or state law; or

d.

Wheeler commits any act of personal conduct that, in the reasonable opinion of the Board, gives rise to any member of the Company Group of a material risk of liability under federal or applicable provincial or state law for discrimination or sexual or other forms of harassment or other similar liabilities to subordinate employees; or

e.

Wheeler commits continued and repeated substantive violations of specific written directions of the Board, which directions are consistent with this Agreement and Wheeler's position as a senior or executive officer, or continued and repeated substantive failure to perform duties assigned by or pursuant to this Agreement.

"PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

3.

COMPENSATION AND BENEFITS

For so long as Consultant shall be engaged by the Company as a consultant, Consultant shall receive the compensation set forth in this Section 3.

a.

CONSULTING FEES. The Company shall pay Consultant consulting fees at an annual rate of $96,000 US through July 2005 and thereafter to be reviewed by the Board. The Company may, but shall not be obligated to, increase the consulting fees from time to time. The Consultant understands that the Company may from time to time reduce the consulting fees with an explanation to the Consultant.  However, no such reduction shall take place within the first twelve (12) months of this Agreement unless all other Senior Executives are reduced pro rata, such reduction(s) to be decided by majority vote of the Board.  The consulting fees shall be payable in installments in the same manner and at the same times the Company pays fees to executive officers of the Company, but in no event less frequently than equal monthly installments.

b.

BONUS. Consultant shall participate in any Executive Bonus plan which the Board shall from time to time approve.  The amount of Consultant’s Bonus shall be set by the Compensation Committee of the Board at its sole discretion.

c.

EXPENSE REIMBURSEMENT. Consultant shall be entitled to reimbursement from the Company for the reasonable out-of-pocket costs and expenses which Consultant incurs in connection with the performance of Consultant's duties and obligations under this Agreement in a manner consistent with the Company's practices and policies.

d.

BENEFIT PLANS. If and to the extent permitted by the relevant plan, Wheeler shall be entitled to participate in any pension, savings and group term life, medical, dental, disability, and other group benefit plans that the Company makes available to its employees generally.

e.

VACATION. Wheeler shall be entitled to three weeks paid vacation, which shall accrue in accordance with the Company's standard vacation accrual policy.

f.

AUTOMOBILE ALLOWANCE. Employer shall pay directly to Consultant a $400 per month car allowance during the term of this Agreement or as provided for in Section 5(a), whichever period lasts longer (the "CAR Payments").

g.

DISABILITY. In the event of any Disability, if Consultant or Wheeler shall receive payments as a result of such Disability under any disability plan maintained by the Company or from any government agency, the Company shall be entitled to deduct the amount of such payments received from base salary payable to Consultant during the period of such Disability.

h.

WITHHOLDING. The Company may deduct from any compensation payable to Consultant (including payments made pursuant to Section 5 of this Agreement in connection with or

Identica Corp. - Confidential

CONSULTING AGREEMENT

1462869 Ontario Inc. - Terry Wheeler

following termination of engagement) amounts it believes are required to be withheld under federal and state law, including applicable federal, state and/or local income tax withholding, old-age and survivors' and other social security payments, state disability and other insurance premiums and payments.

4.

TERM OF ENGAGEMENT

Consultant's term of engagement pursuant to this Agreement shall commence as of the date hereof and shall terminate on the earliest to occur of the following (the "DATE OF TERMINATION"):

a.

upon the date set forth in a written notice of termination from Consultant to the Company (which date shall be at least 60 days after the delivery of that notice); provided, however, that in the event Consultant delivers such notice to the Company, the Company shall have the right to accelerate such termination by written notice thereof to Consultant (and such termination by the Company shall be deemed to be a termination of engagement pursuant to this Section 4(a), and not a termination pursuant to Section 4(d) or 4(e) hereof);

b.

upon the death of Wheeler;

c.

upon delivery to Consultant of written notice of termination by the Company if Wheeler shall suffer a Disability;

d.

upon delivery to Consultant of written notice of termination by the Company for Cause; or upon delivery to Consultant of written notice of termination by the Company without cause.

e.

No sooner than three (3) years from the date hereof by Wheeler.

It is understood that termination by the Company because Wheeler does not personally perform the services required of Consultant shall be termination For Cause.

5.

SEVERANCE COMPENSATION

a.

If Consultant's engagement is terminated pursuant to Section 4(e) (by the Company without cause), the Company shall, if Date of Termination any date from May 1, 2005 up to and including July 31, 2005, then termination is immediate, and all compensation ceases.  If Date of Termination is any date from August 1, 2005 up to and including January 31, 2006, then termination is immediate and compensation shall continue through April 30, 2006.   If Date of Termination is any date from February 1, 2006 up to and including April 30, 2006, then termination is immediate and compensation shall continue through April 30, 2006, unless the period between the Date of Termination and April 30, 2006 is less than three (3) months, in which case compensation shall be extended to equal three (3) months from the Date of Termination.  Subsequent to the end of the first year, compensation shall continue for a period of one year.  Compensation following any of the aforementioned Date(s) of Termination shall include:  (i) consulting fees at the rate in effect on the Termination Date; (ii) pay for Wheeler’s (and his immediate family's) participation in group medical, life, dental, disability and similar plans to the extent permitted by the plan, and (iii) pay to Consultant the Car Payments.

b.

If Consultant's engagement is terminated for any reason other than by the Company without cause or termination by Consultant, the Company shall pay to Consultant any unpaid consulting fees through the Date of Termination. All rights and benefits which Wheeler or his estate may have under the Company's benefit plans in which Wheeler shall be participating at the date of termination of engagement shall be determined in accordance with such plans.

c.

If Consultant's engagement is terminated by the Company pursuant to Section 4(d) (by the Company For Cause), and subject to applicable law and regulations, the Company shall be entitled to offset against any payments due Consultant any loss or damage which the Company shall suffer as a result of the acts or omissions of Consultant or Wheeler giving rise to termination under Section 4(d).

d.

Consultant acknowledges that the Company has the right to terminate Consultant's engagement without cause and that such termination shall not be a breach of this Agreement or any other express or implied agreement between the Company and Consultant.

Identica Corp. - Confidential

CONSULTING AGREEMENT

1462869 Ontario Inc. - Terry Wheeler

Accordingly, in the event of such termination, Consultant shall be entitled only to those benefits specifically provided in this Section 5, and shall not have any other rights to any compensation or damages from the Company for breach of contract.

e.

Consultant acknowledges that in the event of termination of Consultant's engagement for any reason, Consultant shall not be entitled to any severance or other compensation from the Company except as specifically provided in this Section 5. Without limitation on the generality of the foregoing, this Section supersedes any plan or policy of the Company which provides for severance to its officers or Consultant, and Consultant shall not be entitled to any benefits under any such plan or policy.

6.

COVENANT NOT TO SOLICIT

From the date hereof until one year from the Date of Termination:

a.

Neither Consultant nor Wheeler will, directly or indirectly, influence or attempt to influence any customer of the Company Group to reduce or discontinue its purchases of any products or services from the Company Group or to divert such purchases to any Person other than the Company Group.

b.

Neither Consultant nor Wheeler will, directly or indirectly, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company Group and any of its respective suppliers, principals, distributors, lessors or licensors; and

c.

Neither Consultant nor Wheeler will, directly or indirectly, solicit any employees of the Company Group to work for any Person.

7.

CONFIDENTIALITY

Each of Consultant and Wheeler agrees not to disclose or use at any time (whether during or after Consultant's engagement with the Company) for its or his own benefit or purposes or the benefit or purposes of any other Person any trade secrets, information, data, or other confidential information  relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Company Group generally, PROVIDED that the foregoing shall not apply to information which is not unique to the Company Group or which is generally known to the industry or the public other than as a result of Consultant's breach of this covenant. Each of Consultant and Wheeler agrees that upon termination of Consultant's engagement with the Company for any reason, it and he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company Group except that it and he may retain personal notes, notebooks, diaries, rolodexes and addresses and phone numbers. Each of Consultant and Wheeler further agrees that it and he will not retain or use for its or his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of any member of the Company Group.

8.

MISCELLANEOUS

a.

NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

If to the Company, to:

Identica Corp

130 Bridgeland Avenue

Suite 100

Toronto, Ontario Canada

Attn: Board of Directors

If to Consultant, to:

Consultant's address as set forth on the books and records of the Company

Identica Corp. - Confidential

CONSULTING AGREEMENT

1462869 Ontario Inc. - Terry Wheeler

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

b.

ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

c.

SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

d.

GOVERNING LAW. This Agreement has been made and entered into in the Province of Ontario and shall be construed in accordance with the laws of the Province of Ontario

e.

CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

f.

COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

g.

ATTORNEYS' FEES. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The prevailing party is the party who is entitled to recover its costs in the action or proceeding. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Identica Corp.

By:

The Board of Directors

_____________________

____________________

_____________________

David Clayden

Sid Tarek

Francine Foster

1462869 Ontario Inc.

By:

_________________________

Terry Wheeler, President

This Agreement is executed by Terry Wheeler solely for purpose of making the agreements set forth in Sections 1(e), 6 and 7.

__________________

Terry Wheeler

Identica Corp. - Confidential